United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2008

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 South Lewis Street, Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant's telephone number, including area code  (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

               On May 20, 2008, the Board of Directors of Arena Resources, Inc. (the “Company”) announced that Phillip Terry has been appointed to the position of Chief Executive Officer of the Company. Tim Rochford has been appointed as the Chairman of the Board of the Company. In his position as Chairman of the Board, Mr. Rochford will continue to be actively involved in the continued development and growth of the Company, including the expansion of its strategic industry relationships and the on-going development of its acquisition opportunities.

               Mr. Terry, 59, joined the Company in April 2003, and he was originally in charge of all engineering and field operations, until his appointment in February 2007 as President and Chief Operating Officer.

               As Chief Executive Officer Mr. Terry will continue to be responsible for the day-to-day management of the operational business and affairs of the Company. Mr. Terry will also be responsible for carrying out the policies and directives established by the Board related to the overall direction and control of the Company.

               Mr. Terry’s salary will continue at its present level of $250,000 per year. Mr. Terry does not have a written employment agreement with the Company.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: May 21, 2008	By:	/s/ William R. Broaddrick William R. Broaddrick Vice President of Finance